Exhibit 99.1
Zynex Announces Second Quarter 2011 Financial Results
Zynex, Inc. (OTCBB: ZYXI), a provider and developer of non-invasive medical devices for electrotherapy and stroke rehabilitation, neurological diagnosis and cardiac monitoring, announces its second quarter 2011 financial results.
The Company generated record net revenues of $8,395,000 for the three months ended June 30, 2011, which represents a 46% increase over second quarter 2010 net revenue and a 27% increase over the first quarter of 2011. Year to date net revenue of $15,028,000 increased 42% over the prior year to date net revenue. Thomas Sandgaard, CEO, stated “The aggressive expansion of our sales force has resulted in a significant increase in orders and respective revenue growth. We plan to add sales representatives throughout the remainder of 2011 in an effort to continue to drive our top-line growth.”
The Company reported a second quarter 2011 gross profit of $6,668,000, which reflects a 79% gross profit percentage, unchanged from the second quarter 2010 gross profit percentage. Selling, general and administrative (SG&A) expenses in the second quarter of 2011 totaled $5,769,000 compared to $4,390,000 in the second quarter of 2010. The 31% increase in SG&A during the second quarter of 2011 as compared to the second quarter of 2010, was a direct result of specific investments made to expand the sales force and improve billing and reimbursement department efficiencies. The Company reported second quarter 2011 income from operations of $899,000, income before income tax of $822,000 and net income of $484,000, versus second quarter 2010 income from operations of $130,000, income before income tax of $82,000 and net income of $30,000.
Thomas Sandgaard, CEO stated: “Overall demand for our products remains robust, as we continued strong top-line growth for the quarter. Previous investments made in our infrastructure to accommodate our current and anticipated sales growth have begun to payoff, as our second quarter 2011 net income has increased significantly over the prior quarter in 2010 and increases in our net revenue for the respective periods have out paced that of our SGA expenses. SGA expenses increased 31% over the second quarter of 2010 and just 8% over the first quarter of 2011. ”
Mr. Sandgaard continued: “Our long term goal is to diversify our revenue base currently being driven by our Zynex Medical, electrotherapy subsidiary, through our additional subsidiaries, Zynex Monitoring Solutions and Zynex NeuroDiagnostics, which should provide us access to new markets. We continue to make progress on our blood volume monitor device, currently being developed in our Zynex Monitoring Solutions subsidiary, in which we have a working prototype preparing for clinical evaluations that will be used to provide substantiation for FDA submission and international regulatory clearance. This unique device will serve, what we believe, is a currently un-met need in the market for safer surgeries and safer monitoring of patients during recovery. We have also been studying the markets for both Zynex NeuroDiagnostics and Zynex Monitoring Solutions and have identified potential growth opportunities.”
Outlook:
The Company has refined its prior guidance by raising anticipated annual net revenue guidance to between $32 million and $34 million and narrowing the range of its net income per diluted share guidance to between $0.08 and $0.10 for 2011.
Conference Call and Webcast Information:
Zynex, Inc. will host an earnings conference call and webcast at 9:00 a.m. MST (11:00 a.m. EST) today to discuss its second quarter 2011 results. Please note questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.
Webcast Information- http://www.visualwebcaster.com/event.asp?id=81276
Conference Call Information- 888-208-1814, pass-code 3744529

Highlights from the second quarter ended 2011 condensed consolidated financial statements:
(unaudited, amounts in thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	June 30,		June 30,	June 30,
	2011	2010		2011	2010

Net revenue	$8,395	$5,742		$15,028	$10,617

Gross profit	6,668	4,520		11,857	8,399

Income from operations	899	130		760	162

Income before income tax	822	82		625	18

Net income (loss)	484	30		374	(37)

Adjusted EBITDA (1)	1,148	783		1,253	1,324

Net income per share — diluted	$0.02		*	$0.01	$	**

Weighted-average number of common shares outstanding —diluted	30,756,717	30,513,285		30,694,216	30,505,347

*	Less than $0.01 per share

**	Less than $(0.01) per share
(1)	Reconciliation of unaudited U.S. Generally Accepted Accounting Principles (GAAP) Net income (loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted-EBITDA)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010
Net income (loss)	$484	$30	$374	$(37)
Interest expense net and loss on extinguishment of debt	79	50	137	128
Income taxes	338	52	251	55
Depreciation and amortization	209	210	412	422
Deferred rent	(56)	282	(111)	564
Loss on disposal of equipment	—	46	—	18
Stock-based expense	94	113	190	174

Adjusted EBITDA	$1,148	$783	$1,253	$1,324

About Zynex
Zynex, Inc. (founded in 1996), operates under three primary business segments; Zynex Medical, Zynex NeuroDiagnostics and Zynex Monitoring Solutions. Zynex Medical engineers, manufactures, markets and sells its own design of electrotherapy medical devices for standard digital electrotherapy, used for pain relief, pain management and stroke and spinal cord injury rehabilitation. Zynex Medical’s product lines are fully developed, FDA-cleared, commercially sold, and have been developed to uphold the Company’s mission of improving the quality of life for patients suffering from impaired mobility due to stroke, spinal cord injury, or debilitating and chronic pain. Zynex NeuroDiagnostics, currently in the development stage, has been established to market EMG, EEG, sleep pattern, auditory and nerve conductivity neurological diagnosis devices through product development or acquisitions. Zynex Monitoring Solutions, currently in the development stage, has been established to develop and market medical devices for non-invasive cardiac monitoring.
For additional information please visit: http://www.ir-site.com/zynex/default.asp.
Safe Harbor Statement
Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010.
Contact: Zynex, Inc. Anthony Scalese, CFO, 303-703-4906

ZYNEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	June 30,	December 31,
	2011	2010
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$783	$602
Accounts receivable, net	9,513	7,309
Inventory	3,751	3,641
Prepaid expenses	136	145
Deferred tax asset	917	794
Other current assets	63	41

Total current assets	15,163	12,532

Property and equipment, net	3,239	2,906
Deposits	201	174
Deferred financing fees, net	91	89

Total assets	$18,694	$15,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$3,204	$1,270
Current portion of capital lease obligations	100	93
Accounts payable	1,458	1,313
Income taxes payable	911	1,103
Accrued payroll and payroll taxes	794	572
Deferred rent	259	221
Other accrued liabilities	1,367	980

Total current liabilities	8,093	5,552

Capital lease obligations, less current portion	274	327
Deferred rent	1,303	1,452
Deferred tax liability	230	188

Total liabilities	9,900	7,519

Stockholders’ Equity:
Preferred stock; $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 30,775,034 (June 2011) and 30,604,167 (December 2010) shares issued and outstanding	31	31
Paid-in capital	4,940	4,702
Retained earnings	3,823	3,449

Total stockholders’ equity	8,794	8,182

Total liabilities and stockholders’ equity	$18,694	$15,701

ZYNEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011	2010		2011	2010
Net revenue:
Rental	$2,447		$2,335	$4,895		$4,606
Sales	5,948		3,407	10,133		6,011

	8,395		5,742	15,028		10,617

Cost of revenue:
Rental	392		258	726		533
Sales	1,335		964	2,445		1,685

	1,727		1,222	3,171		2,218

Gross profit	6,668		4,520	11,857		8,399

Selling, general and administrative expense	5,769		4,390	11,097		8,237

Income from operations	899		130	760		162

Other income (expense):
Interest income	1		3	1		4
Interest expense and loss on extinguishment of debt	(80)		(53)	(138)		(132)
Other income (expense)	2		2	2		(16)

	(77)		(48)	(135)		(144)

Income before income tax	822		82	625		18

Income tax expense	(338)		(52)	(251)		(55)

Net income (loss)	$484		$30	$374		$(37)

Net income (loss) per share:

Basic	$0.02	$	*	$0.01	$	**

Diluted	$0.02	$	*	$0.01	$	**

*	Less than $0.01 per share

**	Less than ($0.01) per share

Weighted average number of common shares outstanding:
Basic	30,756,717	30,513,285	30,694,216	30,505,347

Diluted	31,025,478	30,702,944	30,957,206	30,716,349

ZYNEX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED — AMOUNTS IN THOUSANDS)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$374	$(37)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation expense	389	401
Provision for losses on uncollectible accounts receivable	630	102
Amortization of financing fees	23	21
Issuance of common stock for services	44	48
Provision for obsolete inventory	—	(9)
Deferred rent	(111)	564
Net loss on disposal of equipment	—	18
Employee stock-based compensation expense	146	126
Deferred tax benefit	(81)	(355)
Changes in operating assets and liabilities:
Accounts receivable	(2,834)	(1,257)
Inventory	(93)	(868)
Prepaid expenses	9	107
Other current assets	(49)	(19)
Accounts payable	145	(25)
Accrued liabilities	609	177
Income taxes payable	(192)	(545)

Net cash used in operating activities	(991)	(1,551)

Cash flows from investing activities:
Proceeds received in lease termination	—	108
Purchases of equipment and inventory used for rental	(739)	(224)

Net cash used in investing activities	(739)	(116)

Cash flows from financing activities:
Net borrowings from line of credit	1,934	1,087
Issuance of common stock	48	—
Deferred financing fees	(25)	(90)
Payments on capital lease obligations	(46)	(146)

Net cash provided by financing activities	1,911	851

Net increase (decrease) in cash	181	(816)
Cash at beginning of period	602	863

Cash at end of period	$783	47

Supplemental cash flow information:
Interest paid	$102	$51
Income taxes paid	$525	$955

Supplemental disclosure of non-cash investing and financing activities:
Equipment acquired through capital lease	$—	$334